Exhibit 32 (a)

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Robert S. Taubman, Chief Executive Officer of Taubman Centers, Inc. (the "Registrant"), certify that based upon a review of the Annual Report on Form 10-K for the period ended December 31, 2007 (the "Report"):

(i)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 27, 2008	/s/ Robert S. Taubman
Robert S. Taubman
Chairman of the Board of Directors, President, and Chief Executive Officer